SCHEDULE 14C INFORMATION

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Goldman Sachs Trust II

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Goldman Sachs Trust II

Goldman Sachs Multi-Manager Global Equity Fund

200 West Street

New York, New York 10282

October 13, 2017

Dear Shareholder,

Goldman Sachs Asset Management, L.P. (“GSAM” or the “Investment Adviser”), the investment adviser of Goldman Sachs Multi-Manager Global Equity Fund (the “Fund”), selects investment managers (“Underlying Managers”) for the Fund, a series of Goldman Sachs Trust II (the “Trust”), subject to approval of the board of trustees of the Trust (the “Board”). We are pleased to inform you that, at the recommendation of GSAM, the Board has appointed Wellington Management Company LLP (“Wellington”) to serve as a new, additional Underlying Manager for the Fund. The Board approved the sub-advisory agreement between GSAM and Wellington (the “Sub-Advisory Agreement”) on September 13, 2017. Boston Partners Global Investors, Inc., Causeway Capital Management LLC, Fisher Asset Management, LLC, GW&K Investment Management, LLC, Legal & General Investment Management America, Inc., Parametric Portfolio Associates LLC, Principal Global Investors, LLC, Russell Investments Implementation Services, LLC, Scharf Investments, LLC, Vulcan Value Partners, LLC and WCM Investment Management continue to serve as the Fund’s other Underlying Managers. Each Underlying Manager is approved to manage a portion of the Fund’s portfolio (which may change over time) as allocated by GSAM and overseen by the Board.

Please note that this appointment does not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of this document is to provide you with additional information about these changes that we are required to make available to you.

GOLDMAN SACHS MULTI-MANAGER GLOBAL EQUITY FUND

Background

In connection with its duties as the investment adviser for the Fund, GSAM reviews and evaluates the Fund’s Underlying Managers on an ongoing basis. At a meeting held on September 13, 2017 and pursuant to GSAM’s recommendation, the Board approved Wellington as a new Underlying Manager for the Fund and approved the Sub-Advisory Agreement.

The Board determined to initially approve the Sub-Advisory Agreement after a thorough analysis of the proposed services to be provided by Wellington. The material factors considered by the Board in approving the Sub-Advisory Agreement are set forth below under “Goldman Sachs Multi-Manager Global Equity Fund—Trustees’ Considerations.”

Investment Strategies of Wellington

Pursuant to the Sub-Advisory Agreement, GSAM may allocate a portion of the Fund’s assets to Wellington for management. Such allocation consists of emerging markets equity securities. Wellington’s strategy seeks to systemically exploit behavioral inefficiencies in prices based on value, quality, momentum and special situation factors.

New Sub-Advisory Agreement

Under the Sub-Advisory Agreement, subject to the supervision and oversight of GSAM, Wellington, with respect to those assets that GSAM allocates to it (the “Allocated Assets”), provides the Fund with investment research, advice and supervision and furnishes a continuous investment program for, and manages the investment and reinvestment of, the Allocated Assets. Wellington determines in its discretion the securities, cash and other financial instruments to be purchased, retained or sold for the Fund within the parameters of the investment approach, policies, restrictions and guidelines applicable to the Allocated Assets as provided by GSAM, the provisions of the Sub-Advisory Agreement, all applicable laws, rules and regulations and the Fund’s registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”).

Under the Sub-Advisory Agreement, Wellington pays for all expenses incurred by it in connection with its services to the Allocated Assets. As compensation for its services, Wellington is entitled to receive fees from GSAM (not the Fund) each calendar quarter based on an annual percentage of the average daily net assets of the Allocated Assets.

The Sub-Advisory Agreement will remain in effect for two years after its effective date and will continue thereafter for successive periods of twelve months, provided that its continuance is approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to the Sub-Advisory Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by either the vote of (A) the Board or (B) a majority of the outstanding voting securities of the Fund (within the meaning of the 1940 Act).

The Sub-Advisory Agreement provides for termination, without payment of any penalty, (i) by vote of a majority of the Board or by a vote of a majority of the outstanding voting securities of the Fund; (ii) by GSAM on 60 days written notice to Wellington (or immediately in the event of a material breach by Wellington), or (iii) by Wellington on not less than 90 days written notice to GSAM and the Trust. Notwithstanding the above, Wellington may not terminate the Sub-Advisory Agreement during the 24 month period immediately following the effective date. The Sub-Advisory Agreement shall automatically terminate in the event of its assignment or change of control of Wellington or the assignment of the Fund’s management agreement with GSAM. The Sub-Advisory Agreement shall also terminate in the event that the Fund’s management agreement with GSAM is terminated.

As described below under “Additional Information—SEC Exemptive Order,” GSAM has received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) enabling it to enter into an investment sub-advisory agreement with an Underlying Manager that has not been approved by a vote of the majority of the outstanding voting securities of the Fund if certain conditions are met.

Trustees’ Considerations

The Fund is a series of the Trust that commenced investment operations on June 24, 2015. The Fund employs a “manager of managers” structure, whereby the Investment Adviser is responsible for selecting Underlying Managers (subject to Board approval), allocating the Fund’s assets among them, and overseeing their day-to-day management of Fund assets. Upon the recommendation of the Investment Adviser, at a meeting held on September 13, 2017 (the “Meeting”), the Trustees, including the Trustees who are not parties to the Fund’s investment management agreement or any sub-advisory agreement or “interested persons” (as defined in the 1940 Act) of any party thereto (the “Independent Trustees”), unanimously approved the Sub-Advisory Agreement between the Investment Adviser and Wellington. In connection with the Meeting, the Trustees received written materials and oral presentations on the topics covered, and were advised by their independent legal counsel. In addition, Wellington provided information in response to a request from the Investment Adviser.

Nature, Extent and Quality of the Services Provided Under the Sub-Advisory Agreement and Performance

In evaluating the nature, extent and quality of services to be provided by Wellington, the Trustees considered information about its (a) personnel and their compensation structure; (b) track record in managing a composite of accounts with investment strategies similar to those to be employed on behalf of the Fund; (c) policies and procedures in place to address potential conflicts of interest; and (d) compliance program. The Trustees considered assessments provided by the Investment Adviser of Wellington, its investment strategies, key personnel, and compliance program. The Trustees considered that Wellington currently manages other assets for the Investment Adviser’s clients, and manages a sleeve of another series of Goldman Sachs Trust II using a different strategy. They noted that, because Wellington had not previously provided services to the Fund, there was no performance information to evaluate with respect to the Fund.

Costs of Services to be Provided

The Trustees reviewed the terms of the Sub-Advisory Agreement and the proposed fee schedule. They noted that the compensation paid to Wellington would be paid by the Investment Adviser, not by the Fund. They also noted that the terms of the Sub-Advisory Agreement were the result of arms’ length negotiations between the Investment Adviser and Wellington. The Trustees reviewed the anticipated blended average of all sub-advisory fees to be paid by the Investment Adviser with respect to the Fund and how it would change upon hiring Wellington. The Trustees considered GSAM’s undertaking to waive the portion of its management fee which is in excess of the weighted average of the Fund’s sub-advisory fees.

Conclusion

In connection with their consideration of the Sub-Advisory Agreement at the Meeting, the Trustees gave weight to various factors, but did not identify any particular factor as controlling their decision. After deliberation and consideration of the information provided, the Trustees, including the Independent Trustees, unanimously concluded that that the sub-advisory fees to be paid by the Investment Adviser to Wellington are reasonable in light of the services to be provided by Wellington and the Fund’s current and reasonably foreseeable asset levels, and that the Sub-Advisory Agreement should be approved.

Additional Information

SEC Exemptive Order

On May 29, 2013, GSAM and the Trust received an exemptive order (the “Order”) from the SEC exempting them from certain provisions of the 1940 Act. Specifically, the Order permits the Trust and GSAM, so long as certain conditions are satisfied, to enter into and materially amend an investment sub-advisory agreement with an Underlying Manager without shareholder approval. The Order generally requires that shareholders of the Fund be notified of an investment sub-advisory agreement that has been entered into within 90 days of the hiring of the Underlying Manager, and that the Fund make available to shareholders information similar to that which would have been included in a proxy statement to shareholders.

Additional Information About GSAM and the Fund’s Other Service Providers

GSAM, a Delaware limited partnership registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), is the Fund’s investment adviser. GSAM is a wholly-owned subsidiary of The Goldman Sachs Group, Inc., a public company that is a bank holding company, financial holding company and a world-wide, full-service financial services organization. The Goldman Sachs Group, Inc. is the general partner and principal owner of GSAM. GSAM’s and The Goldman Sachs Group Inc.’s current business address is 200 West Street, New York, NY 10282. As of June 30, 2017, GSAM, including its investment advisory affiliates, had approximately $1.21 trillion in assets under supervision.

Goldman Sachs & Co. LLC, an affiliate of GSAM, located at 200 West Street, New York, New York 10282, serves as the exclusive distributor of shares of the Fund.

State Street Bank and Trust Company, located at One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s custodian and administrator.

Additional Information About Wellington

Wellington is an SEC-registered investment adviser with principal offices at 280 Congress Street, Boston, Massachusetts 02210. Wellington is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington and its predecessor organizations have provided investment advisory services for over eighty years. Wellington is owned by the partners of Wellington Management Group LLP, a Massachusetts limited liability partnership. The firm has approximately $1,040 billion of assets under management as of September 1, 2017.

The principal executive officers of Wellington, as of the date of this document, are set forth below. The business address of each person is 280 Congress Street, Boston, Massachusetts, 02210.

Name	Position(s) with Wellington[1]
Steven C. Angeli	Senior Managing Director
Cynthia M. Clarke	Senior Managing Director and General Counsel
Desmond A. Havlicek	Senior Managing Director
Jean M. Hynes	Senior Managing Director
Donald J. Kilbride	Senior Managing Director
Stephen Klar	Senior Managing Director
Nancy M. Morris	Managing Director and Chief Compliance Officer
Mary K. Shannon	Senior Managing Director
Edward J. Steinborn	Senior Managing Director and Chief Financial Officer
Brendan J. Swords	Chairman and Chief Executive Officer

[1]	None of the principal executive officers of Wellington listed above have other principal employment other than his or her respective position(s) with Wellington and its affiliated managers.

Reports to Shareholders

The Fund’s annual and semi-annual reports are available free upon request. Shareholders may obtain a copy of either report by writing to Goldman Sachs & Co. LLC, P.O. Box 06050, Chicago, IL 60606-6306 or by calling 1-800-621-2550. You may also access and download these reports at the Fund’s website: www.GSAMFUNDS.com.

If you have any questions, please contact your investment professional or authorized dealer.

October 13, 2017

200 West Street

New York, New York 10282

Goldman Sachs Trust II

Goldman Sachs Multi-Manager Global Equity Fund

200 West Street

New York, New York 10282

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

October 13, 2017

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to Goldman Sachs Multi-Manager Global Equity Fund (the “Fund”), a series of Goldman Sachs Trust II (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

Goldman Sachs Asset Management, L.P. (“GSAM”), the investment adviser of the Fund, selects investment managers (“Underlying Managers”) for the Fund subject to approval of the board of trustees (the “Board”) of the Trust. We are pleased to inform you that, at the recommendation of GSAM, the Board has appointed Wellington Capital Management LP (“Wellington”) to serve as a new, additional Underlying Manager for the Fund. The Board approved the sub-advisory agreement between GSAM and Wellington (the “Sub-Advisory Agreement”) on September 13, 2017. Boston Partners Global Investors, Inc., Causeway Capital Management LLC, Fisher Asset Management, LLC, GW&K Investment Management, LLC, Legal & General Investment Management America, Inc., Parametric Portfolio Associates LLC, Principal Global Investors, LLC, Russell Investments Implementation Services, LLC, Scharf Investments, LLC, Vulcan Value Partners, LLC and WCM Investment Management continue to serve as the Fund’s other Underlying Managers. Each Underlying Manager is approved to manage a portion of the Fund’s portfolio (which may change over time) as allocated by GSAM and overseen by the Board. Additional information about GSAM, Wellington, the Sub-Advisory Agreement, and the Board’s approval of the Sub-Advisory Agreement is contained in the Information Statement.

Please note that, in reliance on exemptive relief obtained by GSAM and the Trust from the Securities and Exchange Commission, the hiring of Wellington on the Fund’s behalf does not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

This Notice of Internet Availability of the Information Statement is being mailed on or about October 27, 2017. The full Information Statement will be available for printing on the Fund’s website at www.gsamfunds.com until at least 90 days from the date of this Notice and the Information Statement. To access the full Information Statement, navigate to www.gsamfunds.com/literature, where the full Information Statement is available to view and print by utilizing the search feature to locate literature specific to Wellington. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 1-800-621-2550. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the appropriate phone number provided above.

Please Note: If (i) you are a member of a household in which multiple shareholders of the Fund share the same address, (ii) your shares are held in “street name” and (iii) your broker or bank has received consent to household material, then your broker or bank may have sent to your household only one copy of this Notice of Internet Availability of Information Statement unless your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Notice of Internet Availability of Information Statement, the Fund will deliver promptly a separate copy of this Notice of Internet Availability of Information Statement to you upon written or oral request. To receive a separate copy of this Notice of Internet Availability of Information Statement, please contact the Fund by calling toll free 1-800-621-2550 or by writing Goldman Sachs Funds, P.O. Box 06050, Chicago, IL 60606-6306. If your shares

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are held with certain banks, trust companies, brokers, dealers, investment advisers and other financial intermediaries (each, an “Intermediary”) and you would like to receive a separate copy of future notices of internet availability of information statements, prospectuses or annual reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Intermediary.

SMACINFSTMT 10-17

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